Exhibit 99.1

Blue Capital Reinsurance Holdings Ltd. Announces Successful January 1 Renewals

HAMILTON, Bermuda, February 5, 2018 (GLOBE NEWSWIRE) — Blue Capital Reinsurance Holdings Ltd. (NYSE:BCRH) (the “Company” or “Blue Capital”), a Bermuda holding company that, through its operating subsidiaries, offers collateralized reinsurance in the property catastrophe market and invests in various insurance-linked securities, today provided a portfolio update.

Mike McGuire, Chairman and CEO of Blue Capital, commented:

“Following the significant industry losses experienced in 2017, we are pleased to report improved market conditions during the January renewal period. On average, loss affected business benefited from renewing rate increases of 15%-20% while non-loss affected agreements benefited from rate increases of 3-5% (in each case compared to 2017 and net of expenses). The Company anticipates generating an 8.0% increase of fully converted book value per common share on a mean loss basis and 13.0% on a median loss basis, inclusive of dividends paid in 2018.”

As of January 2018, Blue Capital bound indemnity reinsurance contracts with expected total annual premiums of $27.8 million. The business underwritten by the Company is expected to produce a net rate on line for the portfolio of 23.7%, which is an increase of 190 basis points when compared to the same period in 2017. The increase is due to an average risk adjusted price increase of 12% during the January renewals.

The Company’s in-force portfolio deployed as of January 1, 2018 consisted of approximately 46.5% in support of first event reinsurance coverages, 45.7% in support of catastrophe quota share coverages and the balance in support of second and subsequent event coverages.

A breakdown of the current portfolio is set out below:

Portfolio Summary

The following unaudited tables provide a breakdown of Blue Capital’s January 1 portfolio by contract type, zone and peril following 2018 renewals. Exposure is defined as deployed collateral plus net premium minus ultimate losses.

Contract Type	Exposure (US$ millions)	Exposure as a % of Current Portfolio	Positions Held
Property Catastrophe Total	101.4	100.0%	68

Prop Cat – First Event XOL	93.4	92.1%	61
Prop Cat – Subsequent Event XOL	8.0	7.9%	7
Prop Cat – Aggregate XOL	0.0	0.0%	0

Industry Loss Warranty Total	0.0	0.0%	0

ILW - Subsequent Event XOL	0.0	0.0%	0
ILW - First Event XOL	0.0	0.0%	0
ILW - Aggregate XOL	0.0	0.0%	0

Cat Bond Total	0	0.0%	0

Retrocessional Hedging Total	0	0.0	0

Current Portfolio	101.4	100%	68

XOL = excess of loss                      ILW = Industry Loss Warranty

Asset Class	Investment (US$ millions)	Investment as a % of Current Portfolio	Positions Held
Traditional	101.4	100.0%	68

Quota Share Retrocessional	46.3	45.7%	1	[1]
Indemnity Retrocession	33.2	32.7%	19
Indemnity Reinsurance	21.1	21.6%	48

Non-Traditional	0.0	0.0%	0

Industry Loss Warranties	0.0	0.0%	0
Other non-property catastrophe risk[2]	0.0	0.0%	0
Cat Bonds	0.0	0.0%	0

Retrocessional Hedging	0.0	0.0%	0

Current Portfolio	101.4	100%	68

[1]	Underlying positions held within the quota share retrocessional agreements are in excess of 1,400.
[2]	Contracts transacted in an International Swaps and Derivatives Association, Inc. contract format.

Company Outlook

The Company’s projected growth in fully converted book value per common share for 2018 remains closely in line with those published in November 2017 as follows:

Loss Scenario	Return
Mean	8.0%
Median	13.0%

The projected growth in fully converted book value per common share is based on the planned 2018 portfolio and the actual rate increases during the January 2018 renewal period. The projected growth in fully converted book value per common share also reflects the collateral expected to be available for redeployment during 2018 taking into account loss events in 2017 and associated buffer loss provisions. The projected growth in fully converted book value per common share is inclusive of any projected declared dividends, does not comprise a profit forecast and has been provided for illustrative and comparative purposes only. The projected growth in fully converted book value per common share is derived by reference to the collateral held, the contracts written to date and expected to be written at future renewal dates and takes into account the modeled mean and median catastrophe losses. As such, the projected growth in fully converted book value per common share set out above should not in any way be construed as forecasting the Company’s actual change in fully converted book value per common share should the Company’s actual losses differ from the modeled mean and median catastrophe losses or contract renewals differ from current expectations.

Portfolio Return Summary

Probability of:	January 2018	June 2017
Mean or Greater Return	66%	72%
Breakeven or Greater	86%	83%
Loss to Shareholders’ Equity Greater than 5%	8%	12%
Loss to Shareholders’ Equity Greater than 10%	5%	9%
Loss to Shareholders’ Equity Greater than 15%	4%	6%
Loss to Shareholders’ Equity Greater than 25%	2%	3%
Loss to Shareholders’ Equity Greater than 35%	1%	2%

Probable Maximum Loss

The exposures summarized below represent the first event exposure by major zone as a percentage of the Company’s shareholders’ equity. Per Blue Capital’s underwriting guidelines, the net first event Probable Maximum Loss in any one zone will not exceed 35% of the Company’s shareholders’ equity (at the time the investment is made).

Territory / Region / Peril	First Event VaR[1] as a % of Shareholders’ Equity
US – Florida Hurricane	26.5%
US – California Earthquake	18.6%
Japan Earthquake	15.9%
US – Gulf Hurricane	15.2%
US – Northeast Hurricane	14.8%
US – Mid-Atlantic Hurricane	11.0%
UK & Ireland Windstorm	8.5%
Japan Windstorm	7.7%
All other territory / region / peril zones	< 5.0%

[1]	Value at Risk (“VaR”) represents the 99.0 percentile or the 1 in 100 year event for windstorm perils and the 99.6 percentile or the 1 in 250 year event for earthquake perils.

About Blue Capital

Blue Capital Reinsurance Holdings Ltd., through its operating subsidiaries, offers collateralized reinsurance in the property catastrophe market, leveraging underwriting expertise and infrastructure from established resources. Underwriting decisions, operations and other management services are provided to Blue Capital by Blue Capital Management Ltd., a subsidiary of Sompo International Holdings Ltd. (a wholly owned subsidiary of Sompo Holdings, Inc.), a recognized global specialty provider of property and casualty insurance and reinsurance and a leading property catastrophe and short tail reinsurer since 2001. Additional information can be found in Blue Capital’s public filings with the U.S. Securities and Exchange Commission or at www.bcapre.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include, and Blue Capital may make related oral forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements that include the words “should,” “would,” “expect,” “estimates”, “intend,” “plan,” “believe,” “project,” “target,” “anticipate,” “seek,” “will,” “deliver,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions, decreased demand for property and casualty reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, uncertainties in our reserving process, changes to our tax status, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, operational risk, including the risk of fraud and errors and omissions, as well as technology breaches or failure, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, potential treatment of us as an investment company or a passive foreign investment company for purposes of U.S. securities laws or U.S. federal taxation, respectively, our dependence as a holding company upon dividends or distributions from our operating subsidiaries, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2016.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Blue Capital’s most recent report on Form 10-K and other documents of Blue Capital on file with the Securities and Exchange Commission. Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Blue Capital will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Blue Capital or its business or operations. Except as required by law, Blue Capital undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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